As filed with the Securities and Exchange Commission on June 19, 2015

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	4911	46-4780940
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 12500 Baltimore Avenue Beltsville, Maryland 20705 (443) 909-7200	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Sebastian Deschler, Esq.
Senior Vice President, General Counsel and Secretary
TerraForm Power, Inc.
7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814
(240) 762-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrea L. Nicolas Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Kirk A. Davenport II Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-204033

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)(3)
Class A Common Stock, $0.01 par value per share	$688,275,000	$10,258.00

(1)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Includes the offering price of any additional shares of Class A Common Stock that the underwriters have the option to purchase.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-204033) (the “Initial Registration Statement”), is hereby registered. The Registrant previously registered shares of Class A Common Stock with a proposed maximum aggregate offering price of $600,000,000.00 on the Initial Registration Statement, which was declared effective on June 18, 2015, and for which a filing fee of $69,720.00 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation by Reference

This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering shares of Class A Common Stock, par value $0.01 per share, of TerraForm Power, Inc., with a proposed maximum aggregate offering price of $88,275,000.00. The contents of the Registration Statement on Form S-1, as amended (File No. 333-204033), which was initially filed on May 8, 2015, and which was declared effective by the Securities and Exchange Commission on June 18, 2015, including the exhibits thereto, are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TerraForm Power, Inc., a Delaware corporation, has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on June 19, 2015.

TERRAFORM POWER, INC.

By:	/S/ CARLOS DOMENECH ZORNOZA
	Name:	Carlos Domenech Zornoza
	Title:	Chief Executive Officer

* * * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on June 19, 2015.

Signature	Title

/S/ CARLOS DOMENECH ZORNOZA	Chief Executive Officer and Director
Carlos Domenech Zornoza	(principal executive officer)

*	Chief Financial Officer
Alejandro “Alex” Hernandez	(principal financial officer)

*	Director
Ahmad Chatila

*	Director
Brian Wuebbels

*	Director
Francisco “Pancho” Perez-Gundin

*	Director
Steven Tesoriere

*	Director
Martin Truong

*	Director
Mark Lerdal

*	Director
Mark Florian

*	Director
Hanif “Wally” Dahya

* Pursuant to power of Attorney.

/S/ CARLOS DOMENECH ZORNOZA
Carlos Domenech Zornoza

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP - TerraForm Power, Inc.
23.2	Consent of Ernst & Young LLP - Imperial Valley Solar 1 Holdings II, LLC and Subsidiaries (Mt. Signal).
23.3	Consent of Ernst & Young LLP - First Wind Operating Entities (First Wind).
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).